UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, the stockholders of NxStage Medical, Inc. (NxStage) approved the Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan). The 2014 Plan will be administered by NxStage's Compensation Committee, and awards under the 2014 Plan will be granted at the discretion of the Compensation Committee. The following types of awards may be made under the 2014 Plan, subject to the limitations set forth in the 2014 Plan: stock options, which may be either incentive stock options or non-qualified stock options; stock appreciation rights; restricted stock; restricted stock units; unrestricted stock; dividend equivalent rights; performance shares and performance-based awards; other equity-based awards; and cash awards. Employees and non-employee directors of NxStage and its affiliates are eligible to receive awards under the 2014 Plan, as well as key consultants and advisors who perform services for NxStage or its affiliates. The approval also made an additional 6,300,000 shares of NxStage common stock available for future grants (New Shares). New Shares that are subject to awards other than stock options or stock appreciation rights will be counted against the 2014 Plan share limit as 1.96 shares for every one share subject to the award. New Shares that are subject to awards of stock options or stock appreciation rights will be counted against the 2014 Plan share limit as one share for every one share subject to the award.
Item 5.07    Submission of Matters to a Vote of Security Holders.

NxStage held its 2017 Annual Meeting of Stockholders on May 25, 2017. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2017 Annual Meeting.

1.	Stockholders elected each of the nine nominees to NxStage's Board of Directors to serve until the 2018 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Burbank	50,619,929	82,205	8,175,066
Heyward R. Donigan	50,662,963	39,171	8,175,066
Robert G. Funari	50,654,453	47,681	8,175,066
Daniel A. Giannini	50,416,609	285,525	8,175,066
Earl R. Lewis	50,656,968	45,166	8,175,066
Jean K. Mixer	50,652,954	49,180	8,175,066
Craig W. Moore	50,383,250	318,884	8,175,066
Reid S. Perper	50,589,297	112,837	8,175,066
James J. Peters	50,662,698	39,436	8,175,066

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in NxStage's proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,708,453	534,772	458,909	8,175,066

3.	Stockholders approved, on an advisory basis, one year as the frequency of future advisory votes on our named executive officers' compensation, with the votes cast as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
45,652,754	606,242	4,374,733	68,405	8,175,066

4.	Stockholders ratified the selection of Ernst & Young LLP to serve as NxStage's independent registered public accounting firm for the 2017 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,558,761	304,540	13,899	0

5.
Stockholders (of at least 75% of the shares outstanding) approved an amendment to NxStage's Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,650,207	17,916	34,011	8,175,066

6.	Stockholders approved the 2014 Plan and its material terms for Internal Revenue Code §162(m) purposes, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,990,893	3,691,282	19,959	8,175,066

Item 9.01    Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index is filed as part of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Winifred L. Swan
Winifred L. Swan
General Counsel
Date: May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-laws.